Exhibit 99.1

March 24, 2022

Via E-mail

Craig L. Lukin

c/o: Roumell Asset Management, LLC

2 Wisconsin Cir #700

Chevy Chase, Maryland 20815

Email: clukin@roumellasset.com

Re:	Termination of Joint Filing and Solicitation Agreement, dated September 29, 2021

Dear Craig:

The undersigned constitute all the parties to that certain Joint Filing and Solicitation Agreement, dated September 29, 2021 (the “Agreement”). Effective immediately, the undersigned hereby terminate the Agreement in its entirety. This letter serves as formal notice of termination to you and among the parties pursuant to Section 9 of the Agreement.

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ROUMELL OPPORTUNISTIC VALUE FUND

BY: ROUMELL ASSET MANAGEMENT, LLC, as its sole investment advisor

By:	/s/ James C. Roumell
Name:	James C. Roumell
Title:	President

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

ROUMELL ASSET MANAGEMENT, LLC

By:	/s/ James C. Roumell
Name:	James C. Roumell
Title:	President

/s/ James C. Roumell
JAMES C. ROUMELL

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

/s/ Susanne L. Meline
SUSANNE L. MELINE

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

/s/ Edward Terino
EDWARD TERINO

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

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